UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2004

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive

Clearwater, Florida 33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 24, 2004, Digital Lightwave, Inc. (the “Company”) borrowed $475,000 from Optel Capital, LLC (“Optel”). Optel is controlled by the Company’s largest stockholder and current Chairman of the Board, Dr. Bryan Zwan.

The loan is evidenced by a secured promissory note, bears interest at 10.0% per annum, and is secured by a security interest in substantially all of the Company’s assets. Principal and any accrued but unpaid interest under the secured promissory note is due and payable upon demand by Optel at any time after December 31, 2004; provided, however, that the entire unpaid principal amount of the loan, together with accrued but unpaid interest, shall become immediately due and payable upon demand by Optel at any time on or following the occurrence of any of the following events: (a) the sale of all or substantially all of the Company’s assets or, subject to certain exceptions, any merger or consolidation of the Company with or into another corporation; (b) the inability of the Company to pay its debts as they become due; (c) the dissolution, termination of existence, or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; (d) the execution by the Company of a general assignment for the benefit of creditors; (e) the commencement of any proceeding against the Company under any reorganization, bankruptcy, arrangement, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within ninety (90) days after the date commenced; or (f) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

The secured promissory note is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such document.

ITEM 8.01 OTHER EVENTS

Special Meeting of Stockholders and Date of Fiscal Year 2003 Annual Stockholders Meeting

On November 29, 2004, the Board of Directors of the Company approved plans to hold the next Annual Meeting for fiscal year 2003 on January 14, 2005, and separately, a Special Meeting of the Stockholders of the Company during the first quarter of 2005.

The Company’s Annual Meeting of Stockholders for the fiscal year ended December 31, 2003, will be held on January 14, 2005, at the principal offices of the Company in Clearwater, Florida. Stockholders of record as of December 16, 2004, will be asked to vote on the routine election of members of the Board of Directors and the ratification of the appointment of the independent auditors for fiscal year 2004.

On December 1, 2004, the Company filed a Preliminary Proxy Statement detailing proposals which will be submitted for approval of the Company’s stockholders at the Special Meeting. The Special

Meeting is targeted to be held during the first quarter of 2005. The Board determined it would be in the best interests of the Company and its stockholders to hold a separate, Special Meeting to consider these important proposals, including:

•	Amendments to the Company’s 2001 Stock Option Plan;

•	Approval of the conversion feature of the debt held by Optel Capital LLC (“Optel”) that was issued September 16, 2004, in connection with the restructuring of the Company’s indebtedness to Optel, and the issuance of common stock upon possible conversion of such debt; and

•	An amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company.

On December 1, 2004, the Company issued a press release announcing the Annual Stockholders Meeting for the fiscal year ended December 31, 2003, and a Special Meeting of the Stockholders.

The press release is attached to this Current Report on Form 8-K as an exhibit and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such document.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibit.

10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on November 24, 2004.

99.1	Press Release dated December 1, 2004, announcing a Special Meeting of Stockholders and the date of the Fiscal Year 2003 Annual Stockholders Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: December 1, 2004	By:	/S/ JAMES R. GREEN
James R. Green
Chief Executive Officer
and President

Exhibit Index

Exhibit No.	Description
10.1	Secured Promissory Note issued by Digital Lightwave, Inc. to Optel Capital, LLC on November 24, 2004.

99.1	Press Release dated December 1, 2004, announcing a Special Meeting of Stockholders and the date of the Fiscal Year 2003 Annual Stockholders Meeting.